                                                                    EXHIBIT 4.10

                         FORM OF GUIDELINES TO FORM W-9

                           IMPORTANT TAX INFORMATION


     Under the U.S. federal income tax law, (i) payments and distributions on shares of our 5% convertible preferred stock or common stock and (ii) the gross proceeds from sales of such shares or the rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless (a) the holder is exempt from backup withholding or (b) the holder furnishes the payer with his correct tax identification number and certifies that the number provided is correct and, in the case of backup withholding on dividend payments, further certifies that such holder is not subject to backup withholding due to prior underreporting of interest or dividend income. To avoid backup withholding on payments and distributions from us, each rightholder who exercises rights and is a U.S. person (including a resident alien) not exempt from backup withholding must complete Substitute Form W-9 below to provide our paying agent with such rightholder's correct taxpayer identification number (or with a certification that such rightholder is awaiting a taxpayer identification number), and with a certification that such rightholder is not subject to backup withholding.



     Exempt rightholders include, among others, all corporations and certain foreign individuals. In general, in order for a foreign individual to qualify as an exempt recipient, the rightholder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. The form of such statement can be obtained from our paying agent. Special certification rules apply to foreign holders that are not individuals. Exempt rightholders that are U.S. persons should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.



     If backup withholding applies, our paying agent will be required to withhold 31% of any such payments made to the right holder. Backup withholding is not an additional tax. Rather, persons subject to backup withholding are entitled to credit the amount of tax withheld against their actual tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.



     Foreign holders should complete the Form W-8BEN, which is being provided to foreign addresses. If you require this Form, please contact the Subscription Agent.


PURPOSE OF SUBSTITUTE FORM W-9


     To prevent backup withholding on payments and distributions from us with respect to our 5% convertible preferred stock and common stock, a rightholder that is a U.S. person (including a resident alien) generally must complete Substitute Form W-9 to provide our paying agent with his correct taxpayer identification number and his certification that the taxpayer identification number provided is correct (or a certification that such rightholder is awaiting a taxpayer identification number), and to provide our paying agent with his further certification that he is not subject to backup withholding due to prior underreporting of interest or dividend income.



PRIVACY ACT NOTICE



     Section 6109 of the U.S. Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the U.S. Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.



     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

--------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE
 FORM  W-9                                            Request for Taxpayer                          Give form to the
                                            Identification number and Certification                 requester. Do not send
                                                                                                    to the IRS.
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
Name of U.S. Person (See attached guidelines)

---------------------------------------------------------------
Business name (See attached guidelines)

Please check appropriate box:      [ ] Individual/Sole proprietor
                                   [ ] Corporation
                                   [ ] Partnership
                                   [ ] Other
                                            -------------------

---------------------------------------------------------------
Address (number, street, and apt. or suite no.)

---------------------------------------------------------------
City, state, and ZIP code

----------------------------------------------------------------------------------------------------------
 PART I(a) -- Please provide your TIN in the box at right,                           TIN
 OR
                                                                    -------------------------------------
 PART I(b) -- Please check the following box if you have                 (Social Security Number or
 applied for, and are awaiting receipt of, your TIN:       [ ]         Employer Identification Number)
----------------------------------------------------------------------------------------------------------
 PART II -- For U.S. Payees exempt from backup withholding, please write "EXEMPT" in the following space:
 -------------------------------------
----------------------------------------------------------------------------------------------------------
 PART III -- CERTIFICATION -- Under penalties of perjury, I certify that:

 1. The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), AND

 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, AND

 3. I am a U.S. person (including a resident alien).

 CERTIFICATION INSTRUCTIONS -- You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item 2.

 SIGNATURE
          -----------------------------------

 DATE
     ----------------------------------------
----------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% ON ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ATTACHED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                             SPECIFIC INSTRUCTIONS

NAME

     If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.


     If you are a sole proprietor, you must enter your individual name. You may enter your business name or "doing business as" name on the business name line. Enter your business name as it was used to apply for your Employer Identification Number on Form SS-4.



     If you are a single member limited liability company that is disregarded as an entity separate from its owner under U.S. federal income tax law, you must enter the owner's name on the name line and the limited liability company's name on the business name line.



     If you are any other entity, enter your name as shown on the charter or other legal document creating you on the name line.


PART I -- TAXPAYER IDENTIFICATION NUMBER (TIN)


     You must enter your TIN in the appropriate box. Your TIN generally is your social security number if you are an individual, and your employer identification number if you are a corporation, partnership or other entity.



     If you are a resident alien and you do not have or are not eligible to receive a social security number, your TIN is your IRS individual taxpayer identification number (ITIN).


     If you are a sole proprietor, you may enter your Social Security Number or Employer Identification Number.


     If you are a single member limited liability company that is disregarded as an entity separate from its owner under U.S. federal income tax law, you must enter the owner's social security number if you are owned by an individual, or the owner's employer identification number if you are owned by a corporation, partnership or other entity.


     Also see the chart under "Guidelines for Determining Proper Identification Number to Give to Payer," below, for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under "How To Obtain a TIN" below.

PART II -- FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see "Payees Exempt from Backup Withholding" below.


     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your complete TIN in
Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer the appropriate completed Form W-8, Certificate of Foreign Status.


PART III -- CERTIFICATION


     For a joint account, only the person whose TIN is shown in Part I should sign.

                       GUIDELINES FOR DETERMINING PROPER
                    IDENTIFICATION NUMBER TO GIVE TO PAYER.

     Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


------------------------------------------------------------
                                              GIVE THE
                                               SOCIAL
                                              SECURITY
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF
------------------------------------------------------------
 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult or minor (joint account)      The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)
 7.  a The usual revocable savings       The grantor-
       trust account (grantor is also    trustee(1)
       trustee)
 7.  b So-called trust account that is   The actual owner(1)
       not a legal or valid trust under
       State law
 8.  Sole proprietorship account         The owner(4)
------------------------------------------------------------



------------------------------------------------------------
                                              GIVE THE
                                              EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF
------------------------------------------------------------
 9.  Sole proprietorship account         The owner(4)
10.  A valid trust, estate, or pension   Legal entity (do
                                         not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title)(5)
11.  Corporate account                   The corporation
12.  Religious, charitable, or           The organization
     educational organization account
13.  Partnership account held in the     The partnership
     name of the business
14.  Association, club, or other tax-    The organization
     exempt organization
15.  A broker or registered nominee      The broker or
                                         nominee
16.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments



------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may use either the owner's social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

HOW TO OBTAIN A TIN



If you don't have a taxpayer identification number, apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local post office or the Social Security Administration or the Internal Revenue Service. You can get forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's internet website at www.irs.gov.



If you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.



NOTE: WRITING "APPLIED FOR" ON THE FORM MEANS THAT YOU HAVE ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE SOON. AS SOON AS YOU RECEIVE YOUR TIN, COMPLETE ANOTHER SUBSTITUTE FORM W-9, INCLUDE YOUR TIN, SIGN AND DATE THE FORM, AND SEND IT TO THE PAYER.


PAYEES EXEMPT FROM BACKUP WITHHOLDING


Payees specifically exempted from backup withholding on ALL payments of dividends and gross proceeds from a sale or other disposition include the following:


- A corporation.

- A financial institution.


- An organization exempt from tax under section 501(a) of the U.S. Internal Revenue Code, or an individual retirement account, or a custodial account under Section 403(b)(7) of the U.S. Internal Revenue Code if the custodial account satisfies Section 401(f)(2) of the U.S. Internal Revenue Code.


- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.


- A registered dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.


- A real estate investment trust.


- A common trust fund operated by a bank under section 584(a) of the U.S. Internal Revenue Code.



- An entity registered at all times during the tax year under the U.S. Investment Company Act of 1940.


- A foreign central bank of issue.


PENALTIES



(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.



(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.



(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.



(4) MISUSE OF TINS. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.